Exhibit 10.26

EPE EMPLOYEE HOLDINGS, LLC

MANAGEMENT INCENTIVE UNIT AGREEMENT

Employee:

Grant Date:                                             , 20

1.                                      Award.  EPE Employee Holdings, LLC (the “Company”) is pleased to grant you (“you” or the “Employee”), as of the Grant Date set forth above (the “Grant Date”), [•] Class B Units (the “MIPs”).  The Threshold Value for each MIP shall be $0.00.  The MIPs are intended to constitute “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the United States Internal Revenue Service or other applicable Law) and, accordingly, the capital account associated with each such MIP at the time of its issuance shall be equal to $0.00.  The grant of the MIPs is subject to your acceptance of and agreement to all the applicable terms, conditions and restrictions described in this Management Incentive Unit Agreement (this “Agreement”) and the Second Amended and Restated Limited Liability Company Agreement of the Company (as amended from time to time, the “EEH LLC Agreement”).  Capitalized terms used in this Agreement but not defined in the body hereof are defined in Exhibit A.

2.                                      Terms of Issuance.  You acknowledge and agree that no provision contained in this Agreement entitles you to remain in the employment of El Paso Exploration & Production Management, LLC (the “Employer”) or any of its Affiliates.  On or prior to the Grant Date, you acknowledge that you have received a copy of the EEH LLC Agreement.  You acknowledge and agree that (a) your execution of this Agreement evidences your intention to be bound by the terms of the EEH LLC Agreement, in addition to the terms of this Agreement, and (b) the MIPs are subject to all of the terms and restrictions set forth in the EEH LLC Agreement and in this Agreement.  You further acknowledge and agree that the EEH LLC Agreement may be amended from time to time in accordance with its terms and that, as amended, the EEH LLC Agreement will at all times apply to the MIPs.

3.                                      Unvested MIPs.  As of the Grant Date, the MIPs issued pursuant to this Agreement are Unvested Units under the EEH LLC Agreement, subject to all of the restrictions on Unvested Units (as well as on Class B Units, in general) under the EEH LLC Agreement and carry only such rights as are conferred on Unvested Units under the EEH LLC Agreement (“Unvested MIPs”).  Unvested MIPs will become vested in accordance with the provisions of Section 4 of this Agreement.

4.                                      Vesting of MIPs.

(a)                           Subject to the remainder of this Section 4 and Section 5, the Unvested MIPs shall vest and become Vested Units under the EEH LLC Agreement and shall no longer be subject to the restrictions on Unvested Units (but shall remain subject to the restrictions on Vested Units and Class B Units in general) under the EEH LLC Agreement (“Vested MIPs”) in accordance with the vesting schedule set forth in the table below, provided that you remain continuously employed by the Employer or one of its Affiliates from the Grant Date through each vesting date set forth below:

Vesting Date	Cumulative Percentage of Unvested MIPs issued pursuant hereto that become Vested MIPs
First Anniversary of the Grant Date	20%
Second Anniversary of the Grant Date	40%
Third Anniversary of the Grant Date	60%
Fourth Anniversary of the Grant Date	80%
Fifth Anniversary of the Grant Date	100%

If on an applicable vesting date, the application of the vesting schedule set forth above results in a fractional Unvested MIP becoming a Vested MIP, the number of Unvested MIPs vesting on such date shall be rounded up to the next whole number of Unvested MIPs.

(b)                           Upon the occurrence of a Threshold Capital Transaction, all MIPs that have not previously become Vested MIPs shall become Vested MIPs as of the date of such Threshold Capital Transaction, provided that you have remained continuously employed by the Employer or one of its Affiliates from the Grant Date through the date of such Threshold Capital Transaction.

5.                                      Forfeiture and Redemption of MIPs

(a)                           If your employment with the Employer or one of its Affiliates is terminated for Cause, then on the date of your termination of employment, you (and your Permitted Transferees) will forfeit to the Company, without consideration, all of the MIPs (including all Vested MIPs and all Unvested MIPs) and all rights arising from such MIPs and from being a holder thereof.

(b)                           If (x) you voluntarily terminate your employment with the Employer or one of its Affiliates for Good Reason, (y) your employment with the Employer or one of its Affiliates is terminated by the Employer or such Affiliate without Cause, or (z) your employment with the Employer or one of its Affiliates is terminated upon your death or because you incur a Disability, then:

(i)                                     for a period of one year following the date of your termination of employment, the Company shall have the right, but not the obligation, to redeem, in accordance with Section 6 below, any or all of the Vested MIPs held by you (and your Permitted Transferees) as of the date of your termination at the Fair Market Value of such MIPs determined as of the date the Company elects to redeem such MIPs;

(ii)                                  on the date of your termination of employment, a pro-rata portion of the MIPs that remain Unvested MIPs as of such date, if any, shall become Vested MIPs and such pro-rata portion shall equal the product of (i) 20 percent of the number of MIPs granted under this Agreement multiplied by (ii) a fraction, (A) the numerator of which is the number of days between the most recent anniversary of the Grant Date preceding the date of your termination of employment (or, if your employment terminates prior to the first anniversary of the Grant Date, the number of days between the Grant Date and the date of your termination of employment) and (B) the denominator of which is 365; and

(iii)                               on the date of your termination of employment, all of the Unvested MIPs that do not become Vested MIPs in accordance with Section 5(b)(ii) above shall become “tentatively vested” (the “Tentatively Vested MIPs”) and subject to vesting as follows:

(A)                               if a Threshold Capital Transaction occurs on or prior to the date that is 180 days following the date of your termination of employment (the “Determination Date”), then (I) all of the Tentatively Vested MIPs shall become Vested MIPs as of the date on which such Threshold Capital Transaction occurs and (II) for a period of one year after the date on which such Threshold Capital Transaction occurs, the Company shall have the right to redeem, in accordance with Section 6 below, any or all of the Vested MIPs held by you and your Permitted Transferees at the Fair Market Value of such MIPs determined as of the date the Company elects to redeem such MIPs; and

(B)                               if a Threshold Capital Transaction does not occur on or prior to the Determination Date, then you (and your Permitted Transferees) will forfeit to the Company, without consideration, all of the Tentatively Vested MIPs and all rights arising from such Tentatively Vested MIPs and from being a holder thereof.

(c)                            If you voluntarily terminate your employment with the Employer or one of its Affiliates without Good Reason, then:

(i)                                     on the date of your termination of employment, you (and your Permitted Transferees) will forfeit to the Company, without consideration, all of the Unvested MIPs and 25% of the Vested MIPs and all rights arising from such MIPs and from being a holder thereof; and

(ii)                                  following your termination of employment, the Company shall have the right, but not the obligation, to redeem, in accordance with Section 6 below, any or all of the Vested MIPs held by you and your Permitted Transferees as of the date of your termination (determined after giving effect to Section 5(c)(i) above) at the Fair Market Value of such MIPs determined as of the date the Company elects to redeem such MIPs.

(d)                           The forfeitures of MIPs (including all rights arising from such MIPs) subject to the terms and conditions of this Section 5 shall occur immediately and without further action of the Company, the Board, you, your Permitted Transferees or any other Person upon the termination of your employment or other event giving rise to such forfeitures (the date of your termination of employment or such other event being the “Trigger Date”).

6.                                      Procedure for Redemption of Vested MIPs.

(a)                           In order to exercise the right to redeem any Vested MIPs that are subject to redemption pursuant to Section 5 (the “Subject Units”), the Company shall deliver written notice to you, your Permitted Transferee, your legal representative or guardian, or the executor of your estate, as applicable (the “Holder”), no later than the one-year anniversary of the Trigger Date, in which notice the Company shall identify the Subject Units and set forth the applicable Purchase Price (as defined below) determined by the Board.  The notice shall also set a reasonable time and place for the closing of the redemption of the Subject Units, which shall be not less than 10 calendar days nor more than 55 calendar days after the date of such notice.

(b)                           In order to redeem the Subject Units, the Company shall provide the Holder with written notice of the Board’s determination of the Fair Market Value of the Subject Units (the “Purchase Price”).  The Holder shall have the right to dispute in writing the Board’s determination of the Purchase Price within 15 calendar days following receipt of the Board’s determination (the “Notice Period”).  If the Company has not received written notice of such a dispute within the Notice Period, the Purchase Price as determined by the Board shall be deemed to be the final Purchase Price.  If the Company has received written notice of such a dispute within the Notice Period, then the Board’s determination of the Purchase Price shall be submitted for review and final determination by an internationally recognized independent valuation firm with significant experience performing valuations of privately held companies engaged in the oil and natural gas exploration and production business of similar size and scope as EPE and its Subsidiaries taken as a whole (the “Independent Valuation Firm”) selected by the Holder, provided that such Independent Valuation Firm is approved by the Board acting in good faith.  Subject to the foregoing, the Independent Valuation Firm shall review all relevant data, including any necessary books and records of the Company, to determine the changes to the Purchase Price calculation, if any, necessary to resolve only the disputed items or amounts.  The determination by the Independent Valuation Firm shall be made as promptly as practical, but in no event later than 30 calendar days from its engagement, and shall be final and binding on the Company and the Holder.  All costs charged by the Independent Valuation Firm to make such determination will be shared equally by the Company and the Holder.

(c)                            Any payment of the Purchase Price for the Subject Units by the Company shall be made, at the Company’s discretion, in the form of a check payable to the Holder or a wire transfer of immediately available funds to an account designated by the Holder.

(d)                           Upon payment of the Purchase Price by the Company, the Subject Units shall automatically be cancelled without further action by the Company, you or any other Person.

(e)                            The Holder shall execute and deliver all documentation and agreements reasonably requested by the Company to reflect a redemption of the Subject Units pursuant to this Agreement, but neither the failure of the Holder to execute or deliver any such documentation nor the failure of the Holder to deposit the Company’s check, if any, shall affect the validity of a redemption of the Subject Units pursuant to this Agreement.

(f)                             In connection with any redemption of the Subject Units hereunder, the Holder shall at a minimum make customary representations and warranties concerning (i) such

Holder’s valid title to and ownership of the Subject Units, free of all liens, claims and encumbrances (excluding those arising under applicable securities Laws), (ii) such Holder’s authority, power and right to enter into and consummate the redemption of the Subject Units, (iii) the absence of any violation, default or acceleration of any agreement to which such Holder is subject or by which its assets are bound as a result of the redemption of the Subject Units, and (iv) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such Holder in connection with the redemption of the Subject Units.

7.                                      Representations and Warranties.

(a)                           You represent and warrant to the Company as follows:

(i)                                     That this Agreement constitutes the legal, valid and binding obligation, enforceable against you in accordance with its terms, subject to (i) any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) any legal principles of general applicability governing the availability of equitable remedies, including principles of commercial reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law or under applicable legal codes), and that your execution, delivery and performance of this Agreement does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which you are a party or any judgment, order or decree to which you are subject.

(ii)                                  That you have received all the information you consider necessary in connection with your execution of this Agreement, that you have had an opportunity to ask questions and receive answers from the Company, EPE and your independent counsel regarding the terms, conditions and limitations set forth in this Agreement, the EEH LLC Agreement and the EPE LLC Agreement and the business, properties, prospects and financial condition of the Company, EPE and its Subsidiaries.

(iii)                               That you understand that the MIPs are not registered under the Securities Act on the ground that the grant provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act.

(b)                           The Company represents and warrants to you that this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (i) any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) any legal principles of general applicability governing the availability of equitable remedies, including principles of commercial reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law or under applicable legal codes), and that the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject.

8.                                      General Provisions.

(a)                           Notices.  Notices provided for in this Agreement shall be in writing and shall be deemed to have been duly received (i) when delivered in person, (ii) on the first business day after such notice is sent by air express overnight courier service, or (iii) on the third business day following deposit in the United States mail, registered or certified mail, return receipt requested, postage prepaid, in each case addressed to the following address, as applicable:

If to the Company to:	EPE Employee Holdings, LLC
c/o Apollo Global Management, LLC
9 West 57th Street, 43rd Floor
New York, New York 10019
Attention: Sam Oh

If to the Employee to:

(b)                           Governing Law.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.  THE PARTIES HEREBY DECLARE THAT IT IS THEIR INTENTION THAT THIS AGREEMENT SHALL BE REGARDED AS MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND THAT THE LAWS OF SAID STATE SHALL BE APPLIED IN INTERPRETING ITS PROVISIONS IN ALL CASES WHERE LEGAL INTERPRETATION SHALL BE REQUIRED.  THE EXCLUSIVE VENUE FOR THE RESOLUTION OF ANY DISPUTE RELATING TO THIS AGREEMENT OR EMPLOYEE’S EMPLOYMENT (THAT IS NOT SUBJECT TO ARBITRATION UNDER SECTION 8(c) FOR ANY REASON) SHALL BE IN THE STATE AND FEDERAL COURTS LOCATED IN HARRIS, COUNTY TEXAS AND THE PARTIES HEREBY EXPRESSLY CONSENT TO THE JURISDICTION OF THOSE COURTS.

(c)                                  Arbitration; Waiver of Jury Trial.

(i)                                     Subject to Section 8(c)(ii), any dispute, controversy or claim between Employee and the Company arising out of or relating to this Agreement, Employee’s employment, or the termination of either will be finally settled by arbitration in Houston, Texas before, and in accordance with the then-existing rules for the resolution of employment disputes then obtaining of, the American Arbitration Association. The arbitrator’s award shall be reasoned, final and binding on all parties and may be enforced in a court of competent jurisdiction.

(ii)                                  Notwithstanding Section 8(c)(i), an application for emergency, temporary or preliminary injunctive relief by either party shall not be subject to arbitration under this Section 8(c); provided, however, that the remainder of any such dispute (beyond the application for emergency, temporary or preliminary injunctive relief) shall be subject to arbitration under this Section 8(c).

(iii)                               Each of Employee and the Company shall share equally the cost of the arbitrator and bear its own costs and attorneys’ fees incurred in connection with any arbitration, unless a statutory claim authorizing the award of attorneys’ fees is at issue, in which event the arbitrator may award a reasonable attorneys’ fee in accordance with the jurisprudence of that statute.

(iv)                              Nothing in this Section 8(c) shall prohibit a party to this Agreement from (i) instituting litigation to enforce any arbitration award or (ii) joining another party to this Agreement in a litigation initiated by a person which is not a party to this Agreement. IN ENTERING THIS AGREEMENT, THE PARTIES EXPRESSLY ACKNOWLEDGE AND AGREE THAT THEY ARE KNOWINGLY AND VOLUNTARILY WAIVING THEIR RIGHTS TO A JURY TRIAL.

(d)                                 Amendment and Waiver.  The provisions of this Agreement may be amended, modified or waived only with the prior written consent of you and the Company, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(e)                            Severability.  Any provision in this Agreement that is prohibited or unenforceable in any jurisdiction by reason of applicable Law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)                             Entire Agreement.  This Agreement, the EEH LLC Agreement, the EPE LLC Agreement and the Employment Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(g)                            Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart to this Agreement.

(h)                           Title and Headings; Construction.  All Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits attached hereto, and not to any particular provision of this Agreement.  All references herein to Sections and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement and the Exhibits attached hereto, and all such Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes.  In the event that the EEH LLC Agreement, the EPE LLC Agreement and/or the Employment Agreement is amended following the Grant Date in a manner that amends, corrects, modifies, re-titles, re-numbers or otherwise revises an applicable

EEH LLC Agreement, EPE LLC Agreement and/or Employment Agreement section reference within this Agreement, such section reference within this Agreement shall be deemed to continue to reference the applicable original EEH LLC Agreement section, EPE LLC Agreement section and/or Employment Agreement section, as so amended. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is disjunctive but not necessarily exclusive.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

(i)                               Gender and Plurals.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

(j)                              Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by and against you, the Company and your and the Company’s respective successors, assigns, heirs, representative and estate, as the case may be (including subsequent holders of MIPs); provided, however, that your rights and obligations under this Agreement are not be assignable except in connection with a transfer of the MIPs permitted under the EEH LLC Agreement.  Notwithstanding anything else in this Agreement or in the EEH LLC Agreement, (i) each MIP shall remain subject to the terms of the EEH LLC Agreement and this Agreement regardless of who holds such MIP and (ii) the effect that your employment by the Employer or any Affiliate or events related to such employment have on the rights of and restrictions on the MIPs, including vesting, and the rights of the Company with regard to the MIPs, under this Agreement, shall not be altered by any Transfer of the MIPs.

(k)                           Employment Relationship.  Nothing in the issuance of the MIPs and nothing in this Agreement affects in any way the right of the Employer or any of its Affiliates to terminate your employment at any time.

(l)                               Rights of Third Parties.  Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

(m)                       Survival of Representations, Warranties and Agreements. All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement.

(n)                           WAIVER OF PUNITIVE AND EXEMPLARY DAMAGE CLAIMS.  EACH PARTY, BY EXECUTING THIS AGREEMENT, WAIVES, TO THE FULLEST

EXTENT ALLOWED BY LAW, ANY CLAIMS TO RECOVER PUNITIVE, EXEMPLARY OR SIMILAR DAMAGES NOT MEASURED BY THE PREVAILING PARTY’S ACTUAL DAMAGES IN ANY DISPUTE OR CONTROVERSY ARISING UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT.

(o)                           Spouse.  Your spouse is required to execute the spousal consent set forth on the signature page attached hereto (the “Consent”) to evidence his or her agreement and consent to be bound by the terms and conditions of this Agreement and the EEH LLC Agreement as to his or her interest, whether as community property or otherwise, if any, in the MIPs you hold.  If your spouse fails to execute the Consent, until such time as the Consent is duly executed, your economic rights associated with the MIPs will be suspended and not subject to recovery.

(p)                           Sections 83 and 409A of the Code.  The parties intend for the issuance of the MIPs to be a transfer of property within the meaning of Section 83 of the Code rather than a deferral of compensation pursuant to Section 409A of the Code (“Section 409A”).  Accordingly, this Agreement and the issuance of the MIPs hereunder shall be construed and interpreted in accordance with such intent and any action required by either of the parties pursuant to this Agreement will be provided in such a manner that the MIPs do not become subject to the provisions of Section 409A, including any regulations or other interpretive guidance promulgated with respect to Section 409A.

(q)                           Withholding.  To the extent that the receipt of the MIPs, the vesting of the MIPs, or the execution of this Agreement results in compensation income or wages to you for federal, state or local tax purposes, you agree to deliver to the Employer (or, of directed by the Company, one of its Affiliates) at the time of such receipt, lapse or execution, as the case may be, such amount of money as the Employer or such Affiliate may require to meet its minimum obligation under applicable tax Laws or regulations, and if you fail to do so, the Company is authorized to withhold from any cash or Class B Unit remuneration then or thereafter payable to you any tax required to be withheld by reason of such resulting compensation income or wages.

(r)                              Section 83(b) Election.  Within 30 days after the date of issuance of the MIPs, you agree to timely file an election under Section 83(b) of the Code with respect to the MIPs and to submit a copy of such election to the Company.  The form of such election shall be in the form attached hereto as Exhibit B.  You acknowledge that it is your sole responsibility, and not the responsibility of the Company to file the election under Section 83(b) of the Code even if you request the Company or any of its managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) of the Company to assist in making such filing.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Management Incentive Unit Agreement as of the date first written above, effective for all purposes as provided above.

EPE EMPLOYEE HOLDINGS, LLC

By: EPE ACQUISITION, LLC, its manager

By:

Authorized Person

EMPLOYEE

[Insert name of Employee]

SPOUSAL CONSENT

The Employee’s spouse, if any, is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and the EEH LLC Agreement and their binding effect upon any marital or community property interests he or she may now or hereafter own, and agrees that the termination of his or her and the Employee’s marital relationship for any reason shall not have the effect of removing any MIPs otherwise subject to this Agreement from coverage hereunder and that his or her awareness, understanding, consent and agreement are evidenced by his or her signature below.

Spouse’s Name:

SIGNATURE PAGE

TO

MANAGEMENT INCENTIVE UNIT AGREEMENT

EXHIBIT A

DEFINED TERMS

“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person.

“Board” means the board of managers of EPE.

“Cause” is defined in the Employment Agreement.

“Class B Units” is defined in the EEH LLC Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended from time to time.

“Disability” is defined in the Employment Agreement.

“Employment Agreement” means the Employment Agreement by and between the Employee and Everest Acquisition LLC, as amended from time to time.

“EPE” means EPE Acquisition, LLC, a Delaware limited liability company.

“EPE LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of EPE, as amended from time to time.

“Fair Market Value” is defined in the EPE LLC Agreement.

“Good Reason” is defined in the Employment Agreement.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, injunction, award, declaration, or interpretative or advisory opinion or letter of a domestic, foreign or international governmental authority or any political subdivision thereof and shall include, for the avoidance of doubt, the Delaware Act.

“Permitted Transferee” is defined in the EEH LLC Agreement.

“Person” is defined in the EEH LLC Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Subsidiary” is defined in the EEH LLC Agreement.

“Threshold Capital Transaction” is defined in the EEH LLC Agreement.

Exhibit A-1

“Threshold Value” is defined in the EPE LLC Agreement.

“Transfer” is defined in the EEH LLC Agreement.

Exhibit A-2

EXHIBIT B

SECTION 83(B) ELECTION FORM

Election to Include in
Taxable Income in Year of Transfer Pursuant
to Section 83(b) of the Internal Revenue Code

The undersigned is receiving an award of restricted membership units of a Delaware limited liability company that is being treated as a partnership for federal income tax purposes.  All parties to the transaction believe the award of restricted membership units to be a “profits interest” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43.  Notwithstanding the foregoing, in the event that (i) the award of restricted membership units constitutes a “capital interest” rather than a “profits interest” or (ii) the undersigned disposes of such restricted membership units within two years following receipt thereof, the undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.                                      The name, address and taxpayer identification number of the undersigned (the “Taxpayer”) are:

Name:
Address:

Taxpayer Identification Number:

2.                                      Description of the property with respect to which the election is being made (the “Property”):

            Class B Units of EPE Employee Holdings, LLC (the “Company”).

3.                                      The date on which the Property was transferred is                     , 2012 (the “Effective Date”).

The taxable year to which this election relates is calendar year 2012.

4.                                      Nature of the restrictions to which the Property is subject:

The Class B Units issued to the Taxpayer are subject to various transfer restrictions and repurchase rights and vest over a period beginning on the Effective Date, and are subject to forfeiture under certain circumstances.

5.                                      The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the Property with respect to which this election is being made is $0.00.

6.                                      The amount paid by the Taxpayer for the Property is $0.00.

7.                                      A copy of this statement has been furnished to the Company as provided in Treasury Regulation section 1.83-2(d).

8.                                      This statement is executed on                                 , 2012.

Taxpayer’s Signature

This statement must be filed with the Internal Revenue Service Center with which you filed your last U.S. federal income tax return within 30 days after the grant date of the Class B Units.  This filing should be made by registered or certified mail, return receipt requested.  You are also required to (i) deliver a copy of this statement to the Company and (ii) attach a copy of this statement to your federal income tax return for the taxable year that includes the grant date.  You should also retain a copy of this statement for your records.

Exhibit B-1